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Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63321) pertaining to the Saga Communications, Inc. Employees 401(k) Savings and Investment Plan, , of our report dated May 18, 2000 with respect to the financial statements and schedule of Saga Communications, Inc. Employees'401(k) Savings and Investment Plan included in this Annual Report on Form 11-K for the year ended December 31, 1999.




                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                      Ernst & Young LLP


Detroit, Michigan
June 6, 2000